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                                                                     Exhibit 8.1



                                                                   June 22, 2000

                             Providian Master Trust
                             ----------------------
                           Asset Backed Certificates
                           -------------------------


Dear Sirs:

          We have acted as special Federal tax counsel to Providian National Bank, a national banking association (the "Bank"), in connection with the filing by the Bank on behalf of Providian Master Trust (the "Trust"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Asset Backed Certificates representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular Series will be issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended by any amendments executed on or before the date hereof, the "Pooling and Servicing Agreement"), between the Bank and Bankers Trust Company, as Trustee, and a Series Supplement to the Pooling and Servicing Agreement between the Bank and the Trustee, substantially in the forms filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement.

          We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the heading "Tax Matters", accurately describe the material Federal income tax consequences to holders of the Certificates issued pursuant to the Prospectus.

          We know that we are referred to under the headings "Tax Matters" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent
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to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 8.1 and 24.1 thereto.


                                        Very truly yours,

                                        /s/ CRAVATH, SWAINE & MOORE



Providian National Bank
   295 Main Street
      Tilton, NH 03276

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